EXHIBIT 99.1

5995 Plaza Drive

For Immediate Release	Cypress, California 90630
Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Dan Yarbrough	Tennyson Oyler
	PHS Media Relations	PHS Investor Relations	PL Media Relations
	Tyler.mason@phs.com	Dan.yarbrough@phs.com	TOyler@PacificLife.com
	(714) 226-3530	(714) 226-3540	(949) 219-3248

PacifiCare Health Systems Signs Definitive Agreement

to Purchase Pacific Life’s Group Health Insurance Business

•	Purchase mildly accretive to earnings in 2005
•	Expected to add up to 140,000 PP0 members in 30 states in 2005
•	More than 95% of revenues from purchased Pacific Life business overlaps with combined PacifiCare/AMS health plan markets

CYPRESS, Calif., November 29, 2004 — PacifiCare Health Systems, Inc. (NYSE: PHS) and Pacific Life Insurance Company jointly announced today that they have signed a definitive agreement whereby PacifiCare will purchase Pacific Life’s group health insurance business. The business includes medical, dental and life coverage for small and large group employers, and is distributed through a network of approximately 30,000 brokers and agents in 30 states. Although the financial terms of the purchase were not disclosed, the transaction is structured as a coinsurance arrangement that is expected to result in PacifiCare’s acquisition of up to 140,000 medical members. At closing, Pacific Life will cede to PacifiCare all future premiums received for its existing group health business, and PacifiCare will assume all future claim liability. PacifiCare will also obtain renewal rights for the acquired membership.

As part of the transaction, PacifiCare will also obtain assets necessary to support and preserve the continuity of the acquired business, as well as the right to offer employment to the approximately 700 Pacific Life employees who currently provide service and support to the group insurance business.

Approximately 55% of the revenue from the acquired membership is generated in states that overlap with PacifiCare’s current eight core health plan markets, and more than 95% of the revenue is generated from membership that resides in states that will overlap with PacifiCare’s health plan operations after completion of its previously announced acquisition of American Medical Security Group (AMS). PacifiCare will finance the Pacific Life transaction through internally generated cash, and the companies anticipate a closing date in early 2005, subject to approval from the California Insurance Commissioner and compliance with provisions of the Hart-Scott-Rodino Act.

The purchase of Pacific Life’s group health business complements PacifiCare’s recently announced acquisition of AMS, and demonstrates the company’s renewed focus on the individual and small group markets, which it believes are the market segments offering the most potential for commercial membership growth in the coming years.

PacifiCare’s Chairman and Chief Executive Officer, Howard Phanstiel, stated, “This investment is a logical follow-on to our recently announced acquisition of American Medical Security Group. It deepens our penetration and significantly enhances our distribution capabilities in the important small group market, and further improves the size and scale of our geographic presence. And, just as AMS’s overlap with PacifiCare’s current eight core operating markets gives us the opportunity to build more cost effective proprietary networks, Pacific Life’s significant additional overlap allows us to extend the benefits of our existing lower cost networks to the membership acquired from them.”

The transaction is also consistent with PacifiCare’s strategy of diversification through the expansion of its full-service commercial portfolio balanced against a growing Medicare Advantage business. Based on PacifiCare’s most recent forecast’s for 2004 operating results, the completion of the AMS acquisition is expected to lower the portion of PacifiCare’s gross margin generated from Medicare Advantage from approximately 39% to 35%, and it is anticipated that the purchase of Pacific Life’s group health business will result in an additional reduction to approximately 32%. Despite the significant overlap with PacifiCare’s current eight core markets, this transaction will also expand the company’s geographic presence, and further increase the portion of total membership outside the State of California, from approximately 48% subsequent to the AMS acquisition, to approximately 50%.

Additionally, access to an expanded network of insurance agents and brokers is expected to provide new opportunities for PacifiCare to distribute its other products.

Brad Bowlus, president of PacifiCare’s Health Plan division said, “We are very excited about meeting with the agents and brokers in Pacific Life’s network to discuss opportunities to expand the distribution of products such as our popular SignatureFreedom plans, Medicare Supplement coverage, HSA products and, eventually, even Medicare Advantage.”

Based in Newport Beach, California, Pacific Life’s strength continues to be in providing life insurance and annuities to individuals, businesses, and pension plans. Pacific Life’s Life Insurance Division and Annuities and Mutual Funds Division are among the leaders in the industry, ranking seventh1 and eighth2 respectively in sales nationwide.

Thomas Sutton, chairman and chief executive officer of Pacific Life said, “With today’s increasingly competitive health insurance market, Pacific Life made the decision to focus on its core business of providing life insurance products, individual annuities, and other investment products and services to individuals, businesses, and pension plans. PacifiCare provides a great fit for Pacific Life’s group health business not only because of their strength in the managed health care industry, but also because of their commitment to the small group market and their focus on member satisfaction.”

“We anticipate that, including all integration expenses, this transaction will be mildly accretive. I would estimate about two to three cents in incremental 2005 EPS, depending on the timing of the close in early 2005,” said Greg Scott, PacifiCare’s executive vice president and chief financial officer.

PacifiCare will hold a conference call to discuss the transaction at 4:30 PM Eastern time on Monday, November 29th. To access the call, dial (888) 459-7564, passcode “PacifiCare.”

Risk Factors Regarding Forward-Looking Statements

The statements in this news release, including those made by Howard Phanstiel, Greg Scott, Brad Bowlus and Thomas Sutton that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, the ability to execute growth strategies, the perceived benefits of the acquisition, the ability to diversify PacifiCare’s business, expectations about the timing and receipt of regulatory approvals, and the effects on PacifiCare’s earnings in 2005. These risks and uncertainties include, but are not limited to, the ability to implement certain growth or diversification strategies; our ability to consummate the purchase; risks that integration may be more difficult or costly than expected; revenue following the transaction and other actual results associated with the acquisitions that could differ from the perceived benefits; membership retention may be less than anticipated; profitability of the purchased business could be less than expected; and required regulatory approvals for the transaction may not be obtained on a timely basis or may be subject to certain conditions, and other items found in documents filed by PacifiCare with the Securities and Exchange Commission.

PacifiCare Health Systems and American Medical Security Group and their respective officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of American Medical Security Group, Inc. with respect to the transactions contemplated by the merger agreement between PacifiCare and American Medical Security Group. Information regarding the companies’ officers and directors is included in their respective Definitive Proxy Statements for their 2004 Annual Meetings of Stockholders filed with the Securities and Exchange Commission in April 2004. These documents are available free of charge at the Securities and Exchange Commission web site at www.sec.gov, from PacifiCare at pacificare.com and from AMS at eAMS.com. Investors and security holders may obtain more detailed information about who may be deemed participants in the solicitation of proxies by reading American Medical Security Group’s proxy statement regarding the proposed merger. The proxy statement contains important information about the merger and the transactions contemplated by the Merger Agreement. Investors and securities holders of American Medical Security Group may obtain a free copy of American Medical Security Group’s proxy statement and other documents filed with the Securities and Exchange Commission at the Commission’s web site at www.sec.gov. American Medical Security Group’s proxy statement and these other documents may also be obtained for free from American Medical Security Group at eAMS.com.

PacifiCare Health Systems is one of the nation’s largest consumer health organizations with more than 3 million health plan members and approximately 10 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Currently, more than 99 percent of PacifiCare’s commercial health plan members are enrolled in plans that have received Excellent Accreditation by the National Committee for Quality Assurance (NCQA). PacifiCare’s specialty operations include behavioral health, dental and vision, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

Founded in 1868, Pacific Life provides life insurance products, individual annuities, mutual funds, group employee benefits, and offers to individuals, businesses, and pension plans a variety of investment products and services. A FORTUNE 500® company, Pacific Life counts 25 of the 50 largest U.S. companies as clients3 and is a member of IMSA (Insurance Marketplace Standards Association), whose membership promotes ethical market conduct for individual life insurance and annuities. For additional information about Pacific Life, including its current financial strength ratings from A.M. Best, Fitch Ratings, Standard & Poor’s, and Moody’s, visit the company Web site at www.PacificLife.com.

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[1]	LIMRA International, Confidential Sales Survey of Participating Life Insurance Companies, 3rd Qtr. 2004. Based on new annualized premium

[2]	Finetre Corporation, published sales figures as of 9/30/04

[3]	Data compiled by Pacific Life using the 2004 FORTUNE 500 list, as of April 2004